Exhibit(9)(b)





                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062

                        Direct Dial Number (847) 402-2400
                            Facsimile (847) 402-3781


Michael J. Velotta
Vice President, Secretary
   and General Counsel


September 27, 2000

TO:      ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
         FARMINGVILLE, NEW YORK 11738

FROM:    MICHAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      FORM N-4 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILE NOS. 333-93889, 811-07467

With reference to the amended Registration Statement on Form N-4 filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Separate Account (A), as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as the Scudder New York Horizon Advantage Variable Annuity ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. Allstate Life Insurance Company of New York is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of New York.

2. The securities registered by the above Registration Statements when issued in the manner contemplated by the Registration Statement, are valid, legal and binding obligations of Allstate Life Insurance Company of New York.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption

"Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ Michael J. Velotta
-----------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel